UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ANGEL STUDIOS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

295 W Center Street,

Provo, Utah 84601(760) 933-8437

April 8, 2026

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2026 annual meeting of stockholders of Angel Studios, Inc., (“annual meeting”) to be held on Thursday, May 21, 2026 at 11:00 am Mountain time. You will be able to attend the annual meeting virtually by visiting https://event.accessnewswire.com/angx-2025 (there is no physical location for the annual meeting), where you will be able to listen to the meeting live, submit questions and vote online.

The attached formal Notice of Internet Availability and Proxy Statement contain details of the business to be conducted at the annual meeting.

Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, mail or mobile voting.

On behalf of our board of directors, we would like to express our appreciation for your continued support of and interest in Angel.

Sincerely,

Neal Harmon

Chief Executive Officer, Co-Founder and Chairman of the Board

ANGEL STUDIOS, INC.

295 W Center Street

Provo, Utah 84601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	11:00 am Mountain time, on Thursday, May 21, 2026.
Place

The annual meeting will be conducted virtually via webcast. You will be able to attend the annual meeting virtually by visiting https://event.accessnewswire.com/angx-2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business

•To elect five directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified.

•To ratify the appointment of Tanner LLP (“Tanner”) as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date

March 23, 2026

Only stockholders of record as of the close of business on March 23, 2026 are entitled to notice of and to vote at the annual meeting.

A list of stockholders eligible to vote at the annual meeting will be available for review during our regular business hours at our principal executive offices for the ten days prior to the meeting for any purpose related to the meeting, and will be available online during the entirety of the annual meeting.

Availability of Proxy Materials

The Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 8, 2026 to all stockholders entitled to vote at the annual meeting.

The proxy materials and our annual report can be accessed by visiting https://event.accessnewswire.com/angx-2025.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, mail or mobile voting as soon as possible.

By order of the board of directors,

Neal Harmon

Chief Executive Officer, Co-Founder and Chairman of the Board

Provo, Utah

April 8, 2026

ANGEL STUDIOS, INC.

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

To be held at 11:00 am Mountain time on Thursday, May 21, 2026

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

What is Angel Studios, Inc.?

On September 10, 2025 (the “Business Combination Closing Date”), the Angel Studios, Inc., a Delaware corporation (the “Company”) consummated the previously announced Business Combination (as defined below) pursuant to that certain Agreement and Plan of Merger, dated as of September 11, 2024 (as amended, the “Business Combination Merger Agreement”), by and among the Company, Sigma Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), and Angel Studios Legacy, Inc. (f/k/a Angel Studios, Inc.), a Delaware corporation (“Angel Legacy”). Pursuant to the terms of the Merger Agreement, a merger was effected in which Merger Sub merged with and into Angel Legacy, the separate corporate existence of Merger Sub ceased and Angel Legacy survived as the surviving company and direct wholly-owned subsidiary of the Company (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date (as defined in the Merger Agreement), and prior to the Effective Time (as defined in the Merger Agreement), the Company changed its name from “Southport Acquisition Corporation” to “Angel Studios, Inc.” Angel Legacy subsequently merged up and into Angel Studios, Inc., with Angel Studios, Inc. as the surviving entity. Unless the context indicates otherwise, references in this Proxy Statement to the “Company,” “we,” “us,” “our” and similar terms refer to Angel Studios, Inc.

Why am I receiving these materials?

This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders of the Company, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Thursday, May 21, 2026, at 11:00 am Mountain time. The annual meeting will be conducted virtually via webcast. You will be able to attend the annual meeting virtually by visiting https://event.accessnewswire.com/angx-2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

The Notice of Internet Availability of Proxy Materials, (“Notice of Internet Availability”), containing instructions on how to access this Proxy Statement, the accompanying notice of annual meeting and form of proxy, and our annual report is first being sent or given on or about April 8, 2026 to all stockholders of record as of March 23, 2026. The proxy materials and our annual report can be accessed by visiting https://event.accessnewswire.com/angx-2025. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposals will be voted on at the annual meeting?

The following proposals will be voted on at the annual meeting:

●	the election of five directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified;
●	the ratification of the appointment of Tanner LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and
●	any other business as may properly come before the annual meeting.

As of the date of this Proxy Statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends that you vote your shares:

●	“FOR” the election of each director nominee named in this Proxy Statement; and
●	“FOR” the ratification of the appointment of Tanner LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

Who is entitled to vote at the annual meeting?

You can vote at the annual meeting if you were a holder of record of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) or Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) as of the close of business on March 23, 2026, the “record date.” Each share of Class A Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to ten votes per share. As of the close of business on March 23, 2026, there were 112,643,299 shares of our Class A Common Stock outstanding and 57,194,072 shares of our Class B Common Stock outstanding. Our Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this Proxy Statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank, or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank, or other nominee sent to you. As a beneficial owner, you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares at the annual meeting unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares. Throughout this Proxy Statement, we refer to these holders as “street name stockholders.”

How many votes are needed for approval of each proposal?

●	Proposal No. 1: Each director is elected by a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A majority means that the number of shares voted FOR a nominee must exceed the votes cast AGAINST such nominee. You may vote FOR or AGAINST the election of each of the director nominees named herein, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. The approval of Proposal 1 is a non-routine matter meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. We encourage you to provide voting instructions to your broker, bank or other nominee. This ensures that your shares will be voted at the annual meeting according to your instructions. You should receive directions from your broker, bank or other nominee about how to submit your proxy to them at the time you receive this Proxy Statement.
●	Proposal No. 2: The ratification of the appointment of Tanner LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

What is the quorum requirement for the annual meeting?

A quorum is the minimum voting power required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of 1/3 of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting or the stockholders by the affirmative vote of the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:

●	by Internet at https://www.cstproxyvote.com/ 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on May 20, 2026 (have your Notice of Internet Availability or proxy card in hand when you visit the website);

●	by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
●	by attending the annual meeting virtually by visiting https://event.accessnewswire.com/angx-2025, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank, or other nominee. You must follow the instructions provided by your broker, bank, or other nominee in order to instruct them on how to vote your shares. The availability of Internet, mail and mobile voting options will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, then you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

●	“FOR” the election of each director nominee named in this Proxy Statement; and
●	“FOR” the ratification of the appointment of Tanner LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of Class A Common Stock and Class B Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Tanner LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Because that proposal is routine, we do not expect any broker non-votes regarding it. Your broker, bank or other nominee will not have discretion to vote on our other proposal, which is considered a non-routine matter, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on our sole non-routine matter, then those shares will be treated as broker non-votes with respect to the non-routine proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on the proposal.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:

●	entering a new vote by Internet (subject to the applicable deadlines for each method as set forth above);
●	completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
●	delivering a written notice of revocation to our corporate secretary at Angel Studios, Inc., 295 W Center Street., Provo, Utah 84601, Attention: Corporate Secretary, which must be received prior to the annual meeting; or

●	attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the annual meeting?

We will be hosting the annual meeting via webcast only. You will be able to attend the annual meeting virtually, submit your questions during the meeting and vote your shares electronically during the meeting by visiting https://event.accessnewswire.com/angx-2025. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 11:00 am Mountain time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 am Mountain time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the annual meeting online?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Neal Harmon, our Chief Executive Officer, Co-Founder, and Chairman of the Board, and Scott Klossner, our Chief Financial Officer, and Glen Nickle, our Chief Legal Officer and Secretary, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If a proxy is dated, executed, and returned, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares with respect to which they hold a proxy. If you have granted a proxy and the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?

A representative of Angel Studios, Inc. will tabulate the votes and act as inspector of election, or we may elect to appoint a representative of our transfer agent, Continental Stock Transfer and Trust Company.

How can I contact the Company’s transfer agent?

You may contact our transfer agent, Continental Stock Transfer and Trust Company, by telephone at (917) 262-2373, or by writing Continental Stock Transfer and Trust Company, at 1 State Street, 30th Floor New York, NY 10004-1561. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://continentalstock.com/for-shareholders/shareholder-faqs/.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the annual meeting?

We anticipate announcing preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K (a “Form 8-K”) that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the meeting. If final voting results are not available to us in time to timely file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. As a result, we are e-mailing or mailing our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or Proxy Statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or Proxy Statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or Proxy Statement and annual report, as applicable, you may contact us as follows:

Angel Studios, Inc.

Attention: Investor Relations

295 W Center Street

Provo, Utah 84601

Tel: (760) 933-8437

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors currently consists of seven directors. Effective as of the annual meeting, Mr. Ahlstrom and Ms. Nguyen’s terms on the Board will expire and they will not be standing for re-election. As a result, the Board will be reduced from seven to five directors, three of whom are independent under the listing standards of the New York Stock Exchange (the “NYSE”). At each annual meeting of stockholders, directors are elected for a one-year term and until their successors are duly elected and qualified.

The following table sets forth the names, positions and ages as of April 8, 2026, and certain other information for each of our director nominees:

Name	Position	Age
Neal Harmon	Chief Executive Officer, Chairman of the Board	48
Katie Liljenquist	Director	48
Paul Ahlstrom	Director	63
Mina Nguyen	Director	50
Steve Sarowitz	Director	60
Robert C. Gay	Director	74
Benton Crane	Director	43

Biographical Information

Biographical information regarding the directors of the Company is set forth below.

Neal Harmon, Chief Executive Officer and Chairman of the Board. Mr. Neal Harmon was appointed to serve as Chief Executive Officer and Chairman on the Business Combination Closing Date of the Company’s business combination pursuant to the Business Combination Merger Agreement. Mr. Harmon previously served as Chief Executive Officer and Chairman of the board of directors of Angel Legacy between 2013 and the Closing Date. Since 2013, he has also been a member of Harmon Ventures and a managing member of Harmon Brothers, LLC (“HB LLC”), a marketing agency he co-founded with his brothers Jeffrey and Jordan Harmon in 2013, which has created viral videos for its clients including Squatty Potty, Poo-Pourri and Purple Mattress. Prior to the Company, Mr. Neal Harmon worked for Orabrush, Inc. (“Orabrush”) from August 2009 to August 2013, a company he co-founded, where he served in such capacities as Chief Operating Officer and as a member of the board of directors. Since 2005, Mr. Neal Harmon has also worked for the Neal S Harmon Company, as a consultant, entrepreneur and investor, engaging in various activities such as designing and creating a trucking logistics dashboard, to connect shippers and private fleets. Mr. Neal Harmon received his master’s degree from Brigham Young University in Instructional Psychology and Technology in 2002, and his undergraduate degree from Brigham Young University in American Studies in 2001.

Paul Ahlstrom, Director. Mr. Ahlstrom was appointed to the Board on the Business Combination Closing Date. He previously served on the board of directors of Angel Legacy from February 2014 to the Business Combination Closing Date. Mr. Ahlstrom is a seasoned entrepreneur and venture capitalist with over 30 years of operating and investment experience and has co-founded multiple investment funds, including Alta Ventures, vSpring Capital and Alta Growth Capital and supported other funds efforts including Krealo and Northgate Mexico. Throughout his career he has helped raise and was instrumental in deploying over approximately $1.40 billion to more than 150 startups across the U.S. and Latin America. He currently serves on the investment committees of Alta Ventures in Mexico (since 2009) and the Peruvian corporate venture fund Krealo (since 2018). His recent fund portfolio includes companies like Technisys (acquired by SoFi, NASDAQ: SOFI in March 2022), MURAL, Clip and the Company. Early notable fund investments include Ancestry.com, Altiris and Control4, prior to their public offerings. Mr. Ahlstrom co-authored Nail It Then Scale It, a highly regarded resource for scaling startups. He currently serves on the boards of IsoTalent (since 2019), Meridian Therapeutics (since 2019), Obra (since 2023) and Grip6 (since 2024). Along with his wife Jenny, he co-founded the HealthTree Foundation in 2013, which supports cancer patients worldwide. Mr. Ahlstrom holds a B.A. in Communications from Brigham Young University and an honorary doctorate from Netanya Academic College.

Robert C. Gay, Director. Mr. Gay was appointed to the Board on the Business Combination Closing Date. He previously served on the board of directors of Angel Legacy from June 6 2025 to the Business Combination Closing Date. Mr. Gay is the founder and Chairman of Kensington Capital Holdings, a private single-family office. He is co-founder and past CEO of the middle market private equity firm, Huntsman Gay Global Capital, a middle market private equity firm (“HGGC”). He currently serves as an Executive Director and member of HGGC’s investment committee. Mr. Gay is also an Executive Advisor and investment committee member of KSV Global, a growth stage investment firm. He previously worked as Managing Director and Chairman of the Management Committee of Bain Capital. He is a co-founder of Sorenson Capital, past co-manager of the Merchant Banking Group of Kidder Peabody, Executive Vice President of GE Capital Markets, international consultant for McKinsey & Co and an instructor in Economics at Harvard University. He has served on numerous private and public boards of directors. Mr. Gay served full-time as a General Authority Seventy for the Church of Jesus Christ of Latter-day Saints from 2012 to 2021, when he received emeritus status. Mr. Gay is currently a General Authority emeritus for the Church of Jesus Christ of Latter-day Saints and an Executive Director of Kensington Capital Philanthropies. He is actively engaged in and co-founder of the humanitarian groups: Engage Now Africa, Unitus Labs and Ending Modern Slavery. He is currently a Director of the Forever Young Foundation and co-founder of Ensign Global University in Ghana, the Ballard Center for Social Impact at BYU and the Center for Business, Health and Prosperity at the University of Utah. Mr. Gay received his Ph.D. in Business Economics from Harvard University and graduated as a Phi Beta Kappa with an A. B. from the University of Utah.

Steve Sarowitz, Director. Mr. Sarowitz was appointed to the Board on the Business Combination Closing Date. Mr. Sarowitz founded Paylocity (Nasdaq: PCTY), a leading U.S. provider of payroll and HR solutions, in 1997, where he currently serves on the board of directors. He previously served as chairman of the board of directors from Paylocity’s inception until stepping down in August 2024. Mr. Sarowitz was the Chief Executive Officer of Blue Marble Payroll, an international payroll aggregator, prior to its acquisition by Paylocity in August 2021. In addition, Mr. Sarowitz is a director of Payescape (since 2014), a UK payroll provider, and a partner in Wayfarer Studios (since 2019), Wayfarer Theaters (since 2023) and 4S Bay Partners (since 2016). He also serves on the boards of Julian Grace Foundation (since 2015), Wayfarer Foundation (since 2021), Chicago Center for Arts & Technology (since 2014) and Indiana University Women’s Philanthropy Institute (since 2022). Prior to founding Paylocity, Mr. Sarowitz worked at Robert F. White, a Chicago-based independent payroll service firm. He later was an executive at three privately-held payroll companies. Mr. Sarowitz formerly served as President of the Independent Payroll Providers Association. He has served as Executive Producer for The Gate: Dawn of the Bahai Faith, a groundbreaking documentary about the founding of the Baha’i Faith as well as other popular films like Clouds, the Garfield Movie, Ezra, It Ends with Us and Eleanor the Great. Mr. Sarowitz is a passionate Baha’i who has given presentations about the Baha’i Faith and its vision of world unity at the Parliament of the World’s Religions, leading universities and other venues around the world. He is also an international philanthropist dedicated to promoting unity through universal education and advocating for the elimination of racism, sexism, nationalism and religious prejudice. Mr. Sarowitz holds a B.A. in Economics from the University of Illinois at Urbana.

Mina Nguyen, Director. Ms. Nguyen was appointed to the Board on the Business Combination Closing Date. Ms. Nguyen is a financial executive with expertise in scaling complex global businesses. Her experience spans capital markets, digital assets and regulatory policy. She is currently Vice Chair of Geneses Capital Management (since 2021). Previously she was an executive at Jane Street Capital (2018-2022) and Senior Advisor and Managing Director at AQR Capital Management (2009-2018), advising on strategic operations and supporting global growth. She previously served at the U.S. Department of the Treasury and on the SEC’s Investor Advisory Committee, covering issues including investor protection and market integrity. Throughout her career, Ms. Nguyen has also been a builder of communities—most notably faith-rooted networks that support values-driven leadership in finance. She has helped cultivate spaces for young professionals in the industry to explore the intersection of purpose, responsibility, and vocation, reflecting her belief that character and conviction are essential to shaping responsible markets. Ms. Nguyen holds an MBA from Harvard Business School (2009) and a BS in Business Administration from UC Berkeley (1998).

Katie Liljenquist, Director. Ms. Liljenquist was appointed to the Board in October 2025. She previously served as a director of Angel Legacy from June 2022 to the Business Combination Closing Date. Ms. Liljenquist has served as Professor of Executive Education at the David Eccles School of Business at the University of Utah since 2014, leading executive education programs in Negotiations, Healthcare Leadership, Decision Making, the Psychology of Choice, and Women’s Influence and Advocacy. Previously, from September 2007 to December 2015, Ms. Liljenquist served as Assistant Professor at the Marriott School of Management at Brigham Young University. Ms. Liljenquist holds an BS in Psychology from Arizona State University (2000) and a MS (2004) and Ph.D. (2004) in Management & Operations from the Kellogg School of Management at Northwestern University.

Benton Crane, Director. Mr. Crane was appointed to the Board in October 2025. Mr. Crane has served as Co-Founder and CEO of 10 Ton Productions, a development house that treats entertainment properties like scalable startups, since November 2022. Mr. Crane has also served as executive producer of the Tuttle Twins television series since April 2020. Mr. Crane previously served as Managing Director from September 2013 to September 2017 and Chief Executive Officer from September 2017 to October 2022 of HB LLC. Mr. Crane was one of the original founders of Angel Legacy in 2014. Mr. Crane holds a BA in Economics from Brigham Young University (2008).

The table below summarizes the key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on our board of directors. A mark indicates a specific area of focus or expertise on which our board of directors particularly relies. Not having a mark does not mean the director nominee does not possess that qualification or skill. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

Director Nominee Qualifications
Director	Current or Former Executive / Founder	Senior Public Company Executive	Public Company Board Expertise	Financial / Banking Expertise	Technology Expertise	Risk / Cyber Expertise	Sales / Marketing Expertise	Regulatory / Government / Legal Expertise	M&A / Investments /Integration Expertise
Neal Harmon	✓			✓	✓	✓	✓		✓
Mina Nguyen	✓			✓	✓		✓	✓	✓
Paul Ahlstrom	✓		✓	✓	✓		✓
Robert C. Gay	✓		✓	✓				✓	✓
Steve Sarowitz	✓	✓	✓	✓	✓	✓	✓	✓	✓
Benton Crane	✓			✓	✓	✓	✓		✓
Katie Liljenquist				✓			✓

Independence

The Board determined that each of the directors, other than Neal Harmon and Benton Crane, qualify as “independent” as defined under the applicable NYSE listing rules and SEC rules. The Board consists of a majority of “independent” directors as defined under such rules. The Company has also determined that all members of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent under the applicable NYSE listing rules and SEC rules.

Neal Harmon, Jeffrey Harmon, our Chief Content Officer and Jordan Harmon, our President, are brothers and  Benton Crane, a member of the Board, is their cousin. There are no other family relationships among any of our director nominees or executive officers.

Board Leadership

Our Board believes that, as one of our co-founders and as the Chief Executive Officer and Chairman of the Board, Neal Harmon has extensive knowledge of all aspects of our business, industry and customers, and is best positioned to identify strategic priorities, lead critical discussions and execute our business plans. We believe that Mr. Harmon’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders. Moreover, we believe that the combined role is both counterbalanced and enhanced with effective oversight by our independent directors and strong independent board committee system.

We do not have a lead independent director. However, the board of directors believes, for the reasons set forth below, that our existing corporate governance practices achieve independent oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, corporate governance programs, and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our executive officers. Some of the relevant processes and other corporate governance practices include:

●	A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full board of directors.
●	Our standing committees are all comprised entirely of independent directors.
●	Each of our directors is elected annually by our stockholders.

Role of Board of Directors in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Consistent with this approach, our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board of directors meeting, receives reports on all significant committee activities at each regular board of directors meeting, and evaluates the risks inherent in significant transactions. As part of this approach, our board of directors considers both the materiality of a risk and its likelihood in making strategic decisions and helping management to prioritize resources.

In addition, our board of directors has tasked designated standing committees with oversight of certain categories of risk management. Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Compensation Committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our Nominating and Corporate Governance Committee assesses risks relating to our corporate governance practices, the independence of the board of directors and potential conflicts of interest. These committees provide regular reports on the Company’s risk management efforts to the full board of directors.

Our board of directors and its committees also engage outside advisors and experts from time to time to assist in understanding threats, trends, and our risk environment in general. Our board of directors believes its current leadership structure supports the risk oversight function of the board of directors.

Committees of our Board of Directors

Our board of directors has established the following standing committees of the board of directors: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee

The current members of our Audit Committee are Ms. Liljenquist and Messrs. Gay and Sarowitz. Mr. Gay is the chairperson of our Audit Committee. Our board of directors has determined that each member of our Audit Committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and also meets the financial literacy requirements of the listing standards of the NYSE. Our board of directors has determined that Robert C. Gay is an Audit Committee Financial Expert within the meaning of Item 407(d) of Regulation S-K. Our Audit Committee is responsible for, among other things:

●	appointing, retaining, compensating, overseeing, evaluating and, as necessary, terminating the Company’s independent auditor and any other accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;
●	pre-approving the audit services, internal control-related services and non-audit services to be provided by the Company’s independent auditor before the auditor is engaged to render such services and establishing and periodically reviewing and assessing the Company’s audit pre-approval policy;
●	reviewing and evaluating the qualifications, performance and independence of independent auditor and the lead audit partner of the independent auditor team(s);
●	reviewing and approving the design and implementation of an internal audit function for the Company, including its purpose, organization, responsibilities, budget and performance;
●	evaluating the performance, responsibilities, budget and staffing of the Company’s third party and/or internal audit function and review and approving the internal audit plan;
●	reviewing and discussing the annual and quarterly audited financial statements with management and the independent auditor, including a review of the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” prior to filing with the SEC of the Company’s Forms 10-K and 10-Q;
●	reviewing the Company’s earnings press releases prior to public dissemination, the type of presentation of information included in the Company’s earnings press releases, as well as financial information and earnings guidance provide to analysts and rating agencies;
●	discussing the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures; and
●	reviewing, in conjunction with the Company’s Chief Executive Officer, Chief Financial Officer and independent auditor, the Company’s disclosure controls and procedures and internal control over financial reporting

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Audit Committee is available on our website at https://ir.angel.com/corporate-profile/corporate-governance-documents/. During 2025, our Audit Committee held one meeting.

Compensation Committee

The current members of our Compensation Committee are Ms. Nguyen and Mr. Sarowitz. Ms. Nguyen, who currently serves as the chairperson of our Compensation Committee, is not standing for re-election at the annual meeting. In connection with the Board’s reduction in size from seven to five directors effective at the annual meeting, the Board intends to reconstitute the Compensation Committee and designate a new chairperson from among the continuing independent directors. Our board of directors has determined that each member of the Compensation Committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of the NYSE. Each member of the Compensation Committee is also a non-employee director, as defined under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”). Our Compensation Committee is responsible for, among other things:

●	establishing and overseeing the Company’s executive compensation policies, including issues relating to pay and performance, targeted pay positioning comparison companies, pay mix and stock ownership;
●	reviewing and approving, at least annually, all items of non-CEO executive officer compensation and arrangements, including, as relevant, annual base salary level, annual incentive compensation, long-term incentive compensation, employment, severance and change-in-control agreements;
●	establishing a formal evaluation process for and determining the compensation of the Chief Executive Officer;
●	making recommendation to the Board with respect to new incentive compensation and equity-based plans, or amendments to any such existing plans, administering such plans, and approving and ratifying awards under such plans;
●	reviewing and approving compensation for the Company’s non-employee directors;
●	developing and recommending to the Board for approval a clawback policy;
●	overseeing the Company’s engagement with proxy advisory firms and stockholders on executive compensation; and
●	reviewing and discussing with management the Company’s Compensation Discussion and Analysis and related disclosures that the SEC rules require be included in the Company’s annual report and proxy statement.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Compensation Committee is available on our website at https://ir.angel.com/corporate-profile/corporate-governance-documents/. During 2025, our Compensation Committee held two meetings.

During the past fiscal year, representatives of management engaged Compensia as an independent compensation consultant. The Compensation Committee reviews and discusses our compensation practices for executive officers and directors with representatives of management and Compensia to:

●	develop a comparative peer group of companies and perform analyses of competitive performance and compensation levels for that group;

●	provide competitive market data based on the compensation peer group for the Company’s directors and executive officer positions and evaluate how the compensation the Company pays its directors and executive officers compares both to the Company’s performance and to how companies in the compensation peer group compensates their executives;
●	develop recommendations for compensation of the Company’s directors and executive officer positions and present such recommendation to the Compensation Committee; and
●	provide guidance on other compensation topics including, executive bonus plans, non-executive employee equity compensation, burn rates and overhang levels, equity incentive plans, severance and change-of-control arrangements.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Mr. Gay and Ms. Liljenquist. Ms. Liljenquist is the chairperson of our Nominating and Corporate Governance Committee. Our board of directors has determined that each of the members of the Nominating and Corporate Governance Committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of the NYSE. Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	overseeing searches for qualified individuals for membership of the Board;
●	determining the qualifications, qualities, skills and other expertise required for Board and Board Committee membership and developing and recommending to the Board such criteria to be considered in selecting nominees;
●	identifying and screening individuals qualified to become members of the Board;
●	making recommendations to the Board regarding the selection and approval of the Board and committee membership
●	reviewing annually, or more often if it deems appropriate, the qualification of directors as independent pursuant to applicable SEC and NYSE rules;
●	overseeing the annual self-evaluation of our Board and its committees; and
●	reviewing stockholder proposals relating to corporate governance and other matters and recommending to the Board the Company’s response to such proposals

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at https://ir.angel.com/corporate-profile/corporate-governance-documents/. During 2025, our Nominating and Corporate Governance Committee did not hold any meetings.

Attendance at Board and Stockholder Meetings

During 2025, our board of directors held ten meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. We did not hold an annual meeting of stockholders in 2025.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the Board will schedule regular executive sessions where non-management directors (i.e., directors who are not Company officers but who do not otherwise have to qualify as “independent” directors) meet without management participation. In addition, at each regular meeting of the Board, the Board will conduct an executive session where only independent directors meet without the participation of management or executive directors, which executive sessions are chaired by our independent directors on a case-by-case basis.

Securities Trading Policy

We have established a Securities Trading Policy (the “Securities Trading Policy”), which governs the purchase, sale and other disposition of our securities by directors, officers, employees and other personnel we determine should be subject to our Securities Trading Policy, such as certain temporary contractors workers (the “Covered Persons”) that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. A copy of our Securities Trading Policy is filed as Exhibit 19.1 to our 2025 Annual Report. In addition, with regard to our company’s trading in its own securities, it is our policy to comply with the federal securities laws and NYSE listing requirements.

The Securities Trading Policy, among other things, prohibits Covered Persons from engaging in short sales of our securities, including sales of securities that are not then owned and “sales against the box,” and engaging in transactions in publicly-traded options on our securities, such as puts, calls and other derivatives, on an exchange or in any other organized market. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities, including zero-cost dollars, forward sale contracts, prepaid variable forward contracts, equity swaps, collars, exchange funds or other transactions that hedge or offset any decrease in the market value of our securities, unless reviewed and pre-approved by the Audit Committee.

Our Securities Trading Policy also prohibits the holding of our common stock in margin accounts or the pledging of Company securities as collateral for a loan.

Further, Covered Persons may establish written trading programs pursuant to SEC Rule 10b5-1 that meet the conditions specified in our Securities Trading Policy, subject to review and approval by our Chief Legal Officer.

Our directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, must pre-clear all transactions in Company securities with our legal department, including transactions by others in which they have a beneficial interest. Our Securities Trading Policy also establishes blackout periods during which covered persons may not execute transactions in Company securities, including quarterly earnings blackout periods and event-specific blackout periods as determined by our Chief Legal Officer.

Policies and Practices Related to the Grant of Certain Equity Awards

From time to time, the Company grants stock options to its employees, including the named executive officers, and to its non-employee directors. Historically, the Company has granted new-hire option awards on or soon after a new hire’s employment start date and refresh, promotion or retention option grants when and as determined by the Company’s Compensation Committee. The Company does not maintain any written policies on the timing of awards of stock options, stock appreciation rights or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and will not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI, and the Company does not time the public release of MNPI for the purpose of affecting the value of executive compensation.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of the Company. None of the executive officers of the Company serve, or have served during the last year, as a member of the Board, compensation committee or other Board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of the directors or on the compensation committee.

Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our Nominating and Corporate Governance Committee considers the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. Our board of directors has established minimum qualifications for board of directors members, including high personal and professional ethics, integrity, values and character, commitment to representing the interests of the Company and its stockholders, experience and a successful track record at senior policy-making levels in business, government, technology, accounting, law and/or administration, the ability to devote sufficient time to the affairs of the Company and to enhance their knowledge of the Company’s business, operations and industry, and expertise or a breadth of knowledge about issues affecting the Company that are useful to the Company’s business and complementary to the background and experience of other Board members.

If our Nominating and Corporate Governance Committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information or reliance on the knowledge of the members of the Nominating and Corporate Governance Committee, board of directors or management.

After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full board of directors the director nominees for selection. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board of directors.

Stockholder Recommended Nominations to our Board of Directors

Our Nominating and Corporate Governance Committee will consider nominees to the Board recommended by stockholders with respect to elections to be held at an annual meeting, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC, and notice of the nomination is timely delivered in writing to our secretary prior to the meeting.

Eligible stockholders that want to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our Legal Team at Angel Studios, Inc., 295 W Center Street, Provo, Utah 84601, Attention: Legal Team. Such recommendation must include the candidate’s name, age, business address, residence address, principal occupation or employment and the number and class of shares of capital stock of the Company which are owned of record. The stockholder must also submit a written questionnaire completed and executed by the candidate regarding the candidate’s background, qualification and independence, which acknowledges that the candidate consents to being named as a candidate in the proxy statement, intends to serve as a director for the full term for which they are standing for election and represents and warrants that they will adhere to the Company’s Corporate Governance Guidelines and that the candidate is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any nomination or other business proposal, issue or question and that the director nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination for director or service as a director of the Company. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Proxy Access

A stockholder, or a group of up to 20 stockholders, owning continuously for at least three years a number of shares that represents 3% or more of the aggregate voting power of the outstanding shares of the Company entitled to vote in the election of directors may nominate directors to our Board and include the nominees in our proxy materials to be voted on for an annual meeting of stockholders. The maximum number of stockholder nominees that will be included in our proxy materials with respect to any such annual meeting of stockholders is the greater of (i) two, or (ii) 20% of directors to be elected. Proxy access rights are subject to additional eligibility, procedural and disclosure requirements set forth in our bylaws.

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Chief Legal Officer & Corporate Secretary by mail to our principal executive offices at Angel Studios, Inc., 295 W Center Street, Provo, Utah 84601. Our Chief Legal Officer & Corporate Secretary, in consultation with appropriate directors as necessary, will review such communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board of directors to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board of directors or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Legal Officer & Corporate Secretary will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board of directors or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Corporate Governance Guidelines and Code of Business Conduct

Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct that applies to all employees, officers directors and contractors of the Company and its subsidiaries and affiliates.. The full text of our corporate governance guidelines and code of business conduct are available on our website at https://ir.angel.com/corporate-profile/corporate-governance-documents/. We will post amendments to our code of conduct or any waivers of our code of business conduct for directors and executive officers on the same website.

Director Compensation

The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2025. See “Executive Compensation” for additional information regarding Mr. Harmon’s compensation.

	Fees Paid
	or Earned in	Stock	Option	Total
	Cash	Awards	Awards	Compensation
Name	($)	($)(5)	($)(5)	($)(6)
Mina Nguyen(1)	—	73,409	—	73,409
Paul Ahlstrom(2)	106,250	73,409	588,305	767,964
Robert C. Gay	—	73,409	—	73,409
Katie Liljenquist(3)	106,250	73,409	588,305	767,964
Benton Crane(4)	—	73,409	—	73,409
Steve Sarowitz	—	73,409	—	73,409

(1)	Ms. Nguyen is not standing for re-election at the annual meeting.
(2)	Mr. Ahlstrom is not standing for re-election at the annual meeting.
(3)	Ms. Liljenquist was appointed to our Board on October 22, 2025.
(4)	Mr. Crane was appointed to our Board on October 22, 2025.
(5)	The amounts reported reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements, which is computed in accordance with FASB ASC Topic 718. The fair value of an option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The fair value of a stock award is determined based on the market value of the stock award on the date of grant. Under SEC rules, the entire grant date value of these awards is reported as compensation for the Named Executive Officer for the fiscal year in which the award was granted.
(6)	The aggregate number of Stock Awards outstanding and held by each non-employee director as of December 31, 2025 was 10,593 RSUs convertible into Class A Common Stock. The aggregate number of Option Awards outstanding and held by each non-employee director as of December 31, 2025 were as follows: Ms. Nguyen – 294,275 options to purchase Class B Common Stock; Mr. Ahlstrom – 320,957 options to purchase Class B Common Stock; Mr. Gay – 0; Ms. Liljenquist – 243,964 options to purchase Class B Common Stock; Mr. Crane – 0; Mr. Sarowitz – 0;

Narrative to Director Compensation Table

2025 Director Compensation Program

Each non-employee director received the following compensation for service on our Board in 2025:

●	10,593 Restricted Stock Units (“RSUs”). The RSUs were granted on October 23, 2025, with such RSUs vesting in substantially equal quarterly increments, over a one-year period beginning October 23, 2025. Upon each vesting date, each vested RSU shall automatically convert into one share of Class A Common Stock.

Mr. Ahlstrom and Ms. Liljenquist received the following additional compensation for service on our Board in 2025 due to their service on our Board prior to the Business Combination, pursuant to compensation arrangements approved by our Board prior to the Business Combination:

●	an annual cash retainer of $106,250; and
●	an initial option grant to purchase 197,720 of our Class B Common Stock, all fully vested as of December 31, 2025. The term of each option will be ten years.

2026 Director Compensation Program

On October 22, 2025, our Board approved a non-employee director compensation program (the “NECD Program”), with cash payments commencing on January 1, 2026, which is applicable to each member of our board of directors who is not also serving as an employee. Pursuant to this NECD Program, each non-employee director will receive the following compensation for service on our Board:

●	an annual cash retainer of $50,000 for eligible directors; and
●	an additional cash retainer of $15,000 for service as chair of the Audit Committee.

In connection with the NECD Program, each non-employee director received 10,593 RSUs on October 23, 2025, with such RSUs vesting one-fourth at the close of business on January 23, 2026, one-fourth vesting on April 23, 2026, one-fourth vesting on July 23, 2026, and one-fourth vesting on October 23, 2026 subject to the provisions of the Company’s 2025 Long-Term Incentive Plan (the “2025 Plan”) and the restricted stock unit agreements applicable to such grants.

We will also reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our board of directors currently consists of seven directors. At the annual meeting, five directors will be elected for a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Following the annual meeting, our board of directors will consist of five directors.

Nominees

Our Nominating and Corporate Governance Committee has recommended, and our board of directors has approved, Neal Harmon, Steve Sarowitz, Robert C. Gay, Benton Crane and Katie Liljenquist as nominees for election as directors at the annual meeting. Each of the nominees is a current member of our board of directors. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Each of the nominees has agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

Vote Required

Each director is elected by a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Tanner LLP (“Tanner”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2026. Tanner served as our independent registered public accounting firm for the fiscal year ended December 31, 2025.

At the annual meeting, we are asking our stockholders to ratify the appointment of Tanner as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our Audit Committee is submitting the appointment of Tanner to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Tanner, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Tanner, then our Audit Committee may reconsider the appointment. One or more representatives of Tanner are expected to be virtually present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees billed or to be billed by Tanner (including to Angel Legacy), our independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024, and for professional services rendered with respect to the fiscal years ended December 31, 2025 and 2024. All of these services were approved by the Audit Committee.

	2025	2024
Audit Fees (1)	$425,229	$352,664
Audit-Related Fees (2)	52,866	4,000
Tax Fees (3)	114,859	171,672
All Other Fees (4)	—	—
Total Fees	$592,954	$528,336

(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2) “Audit-related Fees” are the aggregate fees billed for services that are reasonably related to the performance of the audit or interim financial statement review and are not reported under Audit Fees.

(3)“Tax Fees” consist of fees for professional services for tax compliance, tax advice and tax planning.

(4)“All Other Fees” consist of fees billed in connection with our subscription to a research tools offered by Tanner in 2025 and 2024.

Auditor Independence

In 2025 and 2024, there were no other professional services provided by Tanner, other than those listed above, respectively, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Tanner.

Change in Independent Registered Public Accounting Firm

On September 15, 2025, and in connection with our de-SPAC transaction with Southport Acquisition Corporation (“Southport”),  the Audit Committee dismissed BDO USA, P.C. (“BDO”), Southport’s independent registered public accounting firm for the fiscal year ended December 31, 2025. BDO’s audit reports on Southport’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and December 31, 2023, and the related statements of operations, changes in Southport’s Class A Common Stock subject to possible redemption and stockholders’ deficit and cash flows for the years ended December 31, 2024 and December 31, 2023, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which BDO expressed substantial doubt as to Southport’s ability to continue as a going concern because Southport does not have sufficient cash and working capital to sustain its operations and Southport’s ability to execute its business plan was dependent upon its successful completion of the de-SPAC transaction.

During the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period ended June 30, 2025, there were: (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between us and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of such disagreements in connection with its reports on Southport’s consolidated financial statements for such years; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses related to the fact that the Company had not yet designed and maintained effective controls relating to the presentation of the statement of cash flows, the recognition of excise tax liabilities and the process for the presentation and recording of accrued liabilities, which continue to exist as of June 30, 2025, as described in Item 4 of the Southport’s Quarterly Report on Form10-Q for the quarter ended June 30, 2025.

The Company has provided BDO with a copy of the foregoing disclosures made by the Company in response to the filing of this proxy statement and requested that BDO furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. The BDO letter to the SEC has been filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2025 in accordance with Item 304(a)(3) of Regulation S-K.

On September 15, 2025, the Audit Committee approved the engagement of Tanner as our independent registered public accounting firm for the fiscal year ending December 31, 2025, effective immediately.

During the fiscal years ended December 31, 2024 and 2023 and the six months ended June 30, 2025, neither Southport nor anyone on Southport’s behalf consulted with Tanner regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Southport’s financial statements, and no written report or oral advice was provided to the Company by Tanner that Tanner concluded was an important factor considered by the Southport in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Tanner for the fiscal years ended December 31, 2025 and 2024 were pre-approved by our Audit Committee. All services provided by Tanner for the fiscal year ending December 31, 2026, have been pre-approved by our Audit Committee in compliance with this policy.

Vote Required

The ratification of the appointment of Tanner as our independent registered public accounting firm for our fiscal year ending December 31, 2026, requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF TANNER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2026.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to the Company’s financial reporting process, the Company’s  management is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2025, Tanner, is responsible for performing an independent audit of the Company’s consolidated financial statements for such fiscal year. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

●	reviewed and discussed the audited consolidated financial statements with management and Tanner;
●	discussed with Tanner the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and the SEC; and
●	received the written disclosures and the letter from Tanner required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Tanner its independence.

Based on the review and discussions noted above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the board of directors:

Robert C. Gay (Chair)

Katie Liljenquist

Steve Sarowitz

This Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by The Company under the Securities Act of 1933, as amended, (the “Securities Act”), or the Exchange Act, except to the extent The Company specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of March 23, 2026.

Name	Position	Age
Neal Harmon*	Chief Executive Officer, Chairman of the Board	48
Jeffrey Harmon*	Chief Content Officer	43
Jordan Harmon*	President	35
Elizabeth Ellis	Chief Operating Officer	49
Scott Klossner	Chief Financial Officer and Treasurer	69
Glen Nickle	Chief Legal Officer and Secretary	61

* Neal Harmon, Jeffrey Harmon and Jordan Harmon are brothers.

Biographical Information

Biographical information regarding the executive officers of the Company is set forth below.

Neal Harmon, Chief Executive Officer and Chairman of the Board. For the biography of Mr. Neal Harmon, see “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE.”

Jeffrey Harmon, Chief Content Officer. Mr. Jeffrey Harmon was appointed to serve as the Company’s Chief Content Officer on the Business Combination Closing Date. Mr. Jeffrey Harmon co-founded Angel Legacy in 2013 and was the Angel Legacy’s Chief Content Officer between January 2021 and the Closing Date. Since 2013, he has been a member of Harmon Ventures and a managing member of HB LLC, a marketing agency he co-founded with his brothers Neal and Jordan Harmon in 2013. From August 2010 to August 2013, Mr. Jeffrey Harmon served as Chief Marketing Officer for Orabrush, a company he co-founded in 2009. He previously served as Orabrush’s Chief Executive Officer from October 2009 to August 2010. He is currently active with other start-up companies and concepts. He attended Brigham Young University from 2006 to 2008, where he studied business marketing, traditional marketing, internet marketing and business administration. He also attended Fundação Getulio Vargas in São Paulo in 2008, where he studied international business.

Jordan Harmon, President. Mr. Jordan Harmon was appointed to serve as the Company’s President on the Business Combination Closing Date. Mr. Jordan Harmon co-founded the Angel Legacy in 2013 and was Angel Legacy’s President between June 2022 and the Closing Date. Mr. Jordan Harmon previously served as Angel Legacy’s Head of Growth and Originals from June 2021 to July 2022 and he was also a fractional Chief Marketing Officer consultant at HB LLC, a marketing agency co-founded by his brothers Neal Harmon and Jeffrey Harmon in 2013, from October 2020 to July 2022. From September 2017 to January 2021, Mr. Jordan Harmon served as co-founder and Head of Marketing at Cove, a home security company. At Cove, he was directly responsible for the marketing initiatives that helped Cove grow into a $100.00 million business in four years. Mr. Jordan Harmon earned a B.S. in Web Development and Design from Brigham Young University–Idaho.

Elizabeth Ellis, Chief Operating Officer. Ms. Ellis was appointed to serve as the Company’s Chief Operating Officer on the Business Combination Closing Date. She previously served as the Chief of Operations of Angel Legacy from May 2015 to the Closing Date. Her duties include overseeing all operating, distribution, domestic and international operations, public relations and human resources. Prior to joining Angel Legacy, Ms. Ellis was the Director of Human Relations and Office Manager at Orabrush from September 2009 to May 2015, where she oversaw personnel and was responsible for various operational tasks. She is an ICF Professional Certified Coach and a Gallup-Certified Strengths Coach. Ms. Ellis holds an International Relations B.S. from Brigham Young University.

Scott Klossner, Chief Financial Officer. Mr. Klossner was appointed to serve as the Company’s Chief Financial Officer and Treasurer on the Business Combination Closing Date. He previously served as the Chief Financial Officer of Angel Legacy from June 2025 to the Closing Date. He brings over 35 years of financial and operational experience to the Company. His experience spans public offerings, private placements, Sarbanes-Oxley Act compliance, mergers and acquisitions, institutional negotiations, strategic growth and planning, productivity enhancement and team building. Prior to joining the Company, Mr. Klossner served as the Chief Financial Officer of Field Nation, a marketplace for skilled technicians, since 2024. Prior to Field Nation, Mr. Klossner served as Chief Financial Officer and a member of the board of directors at Mercato Partners Acquisition Corporation (NASDAQ: MPRA), which merged with Nuvini Ltd. (NASDAQ: NVNI) in September 2023. Mr. Klossner continues to serve on the board of directors of Nuvini Ltd. Previous to that he served as the Chief Financial Officer of Kount Inc., an industry leading digital fraud protection software-as-a-service company, which was acquired by Equifax Inc. (NYSE: EFX) in February 2021. Prior to Kount, Mr. Klossner served as the Chief Financial Officer for several fast-growing companies, including online retailer Backcountry.com, which was acquired in 2007 by Liberty Media Corporation (NASDAQ: LSXMB). Mr. Klossner received his B.S. in finance from the University of Utah and an MBA from the University of Southern California.

Glen Nickle, Chief Legal Officer and Secretary. E. Glen Nickle has served as Chief Legal Officer and Secretary of Angel Studios, Inc. since April 2025. In this capacity, Mr. Nickle is responsible for overseeing the Company’s legal affairs, including corporate governance, securities compliance, litigation, regulatory matters, and risk management. Prior to joining Angel Studios, Mr. Nickle served as Chief Legal Officer and Corporate Secretary of Beyond, Inc. (formerly Overstock.com, Inc.) from May 2010 to January 2025, where he managed the legal affairs and advised the board and senior management on corporate, transactional, and regulatory matters. Before that, from August 2006 to May 2010, he held various senior legal positions at iFIT Health & Fitness Inc., where he supported the company’s legal operations and strategic initiatives. Mr. Nickle holds a Juris Doctor, a Master of Accountancy, and a Bachelor of Science from Brigham Young University.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation reportable for our named executive officers for 2025 and 2024, as determined under SEC rules.

As an emerging growth company, the Company has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The compensation provided to the Company’s named executive officers for the fiscal years ended December 31, 2025 and 2024 is detailed in the Summary Compensation Table below and accompanying footnotes and narrative that follow. The Company’s named executive officers for the fiscal year ended December 31, 2025, were:

●	Neal Harmon, Chief Executive Officer
●	Jordan Harmon, President
●	Jeffrey Harmon, Chief Content Officer

Executive Officer Compensation

Neal, Jordan and Jeffrey Harmon received compensation for acting in their capacities as the Company’s executive officers. The Company does not have employment agreements with its named executive officers, and there are no arrangements or plans pursuant to which the Company provides pension, retirement or similar benefits to the Company’s named executive officers. Following the Business Combination, the Company is evaluating its compensation values and philosophy and compensation plans and arrangements as circumstances require.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the Company’s named executive officers in the Company’s fiscal years ended December 31, 2025 and 2024.

			Stock	Option	Total
		Salary	Awards	Awards	Compensation
Name & Principal Position	Year	($)(1)	($)(2)	($)(2)	($)
Neal Harmon	2025	396,635	1,652,250	190,369	2,239,254
Chief Executive Officer	2024	304,128	—	776,830	1,080,958

Jordan Harmon	2025	291,798	1,241,315	4,945,497	6,478,610
President	2024	268,750	—	1,270,044	1,538,794

Jeffrey Harmon	2025	396,125	1,698,120	202,795	2,297,040
Chief Content Officer	2024	257,804	—	601,917	859,721
(1)	Salary amounts represent actual amounts earned during fiscal years 2025 and 2024. See “Principal Elements of Compensation—Base Salaries” below.
(2)	The amounts reported reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements, which is computed in accordance with FASB ASC Topic 718. The fair value of an option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The fair value of a stock award is determined based on the market value of the stock award on the date of grant. Under SEC rules, the entire grant date value of these awards is reported as compensation for the Named Executive Officer for the fiscal year in which the award was granted.

Principal Elements of Compensation

The compensation of the Company’s executive officers is comprised of (i) base salary and (ii) long-term equity incentives, consisting of stock options, restricted stock units, and performance stock units, granted under the Company’s 2025 Plan, and any other equity plan that may be approved by the Board from time to time. These principal elements of compensation are described below.

Base Salaries

Base salary is provided as a fixed source of compensation for the Company’s executive officers. Adjustments to base salaries will be reviewed annually and as warranted throughout the year to reflect promotions or other changes in the scope of breadth of an executive officer’s role or responsibilities, as well as to maintain market competitiveness.

The actual salaries earned by each named executive officer for fiscal year 2025 and 2024 are set forth in the “Summary Compensation Table” above in the column titled “Salary.”

Long-Term Equity Incentives

The 2025 Plan provides continual motivation for our officers, employees, consultants and directors to achieve our business and financial objectives and align their interests with the long-term interests of our shareholders. The purpose of our 2025 Plan, which consists of grants of stock options, restricted stock units, and performance stock units, is to promote greater alignment of interests between employees and shareholders, and to support the achievement of our longer-term performance objectives, while providing a long term retention element. The material terms of the equity awards granted to our named executive officers prior to December 31, 2025 are set forth in the section titled “Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by the Company’s named executive officers identified in the Summary Compensation Table as of December 31, 2025:

			Option Awards					Stock Awards

					Equity					Equity Incentive Plan Awards:
					Incentive Plan						Market or
					Awards:					Number of	Payout Value
			Number of	Number of	Number of				Market	Unearned	of Unearned
			Securities	Securities	Securities			Number of	Value of	Shares, Units	Shares, Units
			Underlying	Underlying	Underlying			Shares or Units	Shares or Units	or Other	or Other
			Unexercised	Unexercised	Unexercised	Option	Option	of Stock	of Stock	Rights That	Rights That
			Options (#)	Options (#)	Unearned	Exercise	Expiration	That Have	That Have	Have Not	Have Not
	Grant Date		Exercisable	Unexercisable	Options (#)	Price	Date	Not Vested (#)	Not Vested ($)	Vested (#)	Vested ($)
Neal Harmon	6/6/2018	(1)	190,235	—	—	0.06	6/6/2028	—	—	—	—
	6/17/2019	(2)	13,911	—	—	0.06	6/17/2029	—	—	—	—
	3/24/2020	(3)	18,726	—	—	0.06	10/25/2027	—	—	—	—
	3/16/2021	(4)	70,401	—	—	0.64	3/16/2031	—	—	—	—
	11/2/2021	(5)	37,453	—	—	1.67	11/2/2031	—	—	—	—
	10/20/2023	(6)	—	—	136,158	2.66	10/20/2033	—	—	—	—
	7/22/2024	(7)	—	—	24,157	2.66	7/22/2034	—	—	—	—
	9/10/2024	(8)	—	—	253,729	5.66	9/10/2034	—	—	—	—
	4/24/2025	(9)	—	—	41,300	6.13	4/24/2035	—	—	—	—
	7/17/2025	(10)	—	—	14,087	7.29	7/17/2035	—	—	—	—
	12/10/2025	(11)	—	—	—	—	—	245,916	1,148,428	—	—
	12/10/2025	(12)	—	—	—	—	—	—	—	129,176	603,252

Jordan Harmon	8/3/2021	(13)	535,046	—	—	1.62	8/3/2031	—	—	—	—
	4/20/2023	(14)	192,180	96,102	—	2.66	4/20/2033	—	—	—	—
	4/20/2023	(15)	—	—	1,070,092	2.66	4/20/2033	—	—	—	—
	10/20/2023	(16)	—	—	122,653	2.66	10/20/2033	—	—	—	—
	7/22/2024	(17)	—	—	28,212	2.66	7/22/2034	—	—	—	—
	9/10/2024	(18)	—	—	417,967	5.66	9/10/2034	—	—	—	—
	4/24/2025	(19)	—	—	48,025	6.13	4/24/2035	—	—	—	—
	4/24/2025	(20)	1,605,138	—	—	6.13	4/24/2035	—	—	—	—
	7/17/2025	(21)	—	—	18,603	7.29	7/17/2035	—	—	—	—
	11/18/2025	(22)	—	—	—	—	—	169,142	789,893	—	—
	11/18/2025	(23)	—	—	—	—	—	—	—	70,695	330,146

Jeffrey Harmon	6/6/2018	(24)	221,942	—	—	0.06	6/6/2028	—	—	—	—
	3/24/2020	(25)	18,726	—	—	0.06	10/24/2027	—	—	—	—
	3/16/2021	(26)	70,401	—	—	0.64	3/16/2031	—	—	—	—
	11/2/2021	(27)	37,453	—	—	1.67	11/2/2031	—	—	—	—
	10/20/2023	(28)	—	—	136,698	2.66	10/20/2033	—	—	—	—
	7/22/2024	(29)	—	—	32,429	2.66	7/22/2034	—	—	—	—
	9/10/2024	(30)	—	—	192,782	5.66	9/10/2034	—	—	—	—
	4/24/2025	(31)	—	—	40,695	6.13	4/24/2035	—	—	—	—
	7/17/2025	(32)	—	—	18,036	7.29	7/17/2035	—	—	—	—
	11/18/2025	(33)	—	—	—	—	—	245,916	1,148,428	—	—
	11/18/2025	(34)	—	—	—	—	—	—	—	70,695	330,146

(1)

Prior to the Business Combination, the fully-vested stock options represented the right to purchase 35,555 shares of Angel Legacy Class F Common Stock, par value $0.001 per share (“Angel Legacy Class F Common Stock”). Following the Issuer’s Business Combination, the fully-vested stock options converted into the right to purchase 190,235 shares of the Issuer’s Class B Common Stock.

(2)

Prior to the Business Combination, the fully-vested stock options represented the right to purchase 2,600 shares of Angel Legacy Class F Common Stock. Following the Issuer’s Business Combination, the fully-vested stock options converted into the right to purchase 13,911 shares of the Issuer’s Class B Common Stock.

(3)

Prior to the Issuer’s Business Combination, the fully-vested stock options represented the right to purchase 3,500 shares of Angel Legacy Class F Common Stock. Following the Issuer’s Business Combination, the fully-vested stock options converted into the right to purchase 18,726 shares of the Issuer’s Class B Common Stock.

(4)

Prior to the Business Combination, the fully-vested stock options represented the right to purchase 13,158 shares of Angel Legacy Class F Common Stock. Following the Issuer’s Business Combination, the fully-vested stock options converted into the right to purchase 70,401 shares of the Issuer’s Class B Common Stock.

(5)

Prior to the Business Combination, the stock options represented the right to purchase 7,000 shares of Angel Legacy Class F Common Stock. Following the Issuer’s Business Combination, the stock options converted into the right to purchase 37,453 shares of the Issuer’s Class B Common Stock. Twenty-five percent (25%) of these options vested on November 2, 2022, with the remaining options vesting in equal monthly installments through November 2, 2025.

(6)

Prior to the Business Combination, the performance stock options (“PSOs”) were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 25,448 shares of Angel Legacy Class C Common Stock, par value $0.001 per share (“Angel Legacy Class C Common Stock”). Following the Business Combination, the PSOs converted into the right to purchase 136,158 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(7)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 4,515 shares of Angel Legacy Inc.’s Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 24,157 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(8)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 47,422 shares of Angel Legacy Inc.’s Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 253,729 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(9)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 7,719 shares of Angel Legacy Inc.’s Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 41,300 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(10)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 2,633 shares of Angel Legacy Inc.’s Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 14,087 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(11)

Restricted Stock Units (“RSUs”) are awarded under the Issuer’s 2025 Long-Term Incentive Plan. The RSUs were effective on December 10, 2025, with such RSUs vesting one-third at the close of business on December 10, 2026, and the remaining two-thirds vesting in eight quarterly installments on the following dates: February 18, 2027, May 18, 2027, August 18, 2027, November 18, 2027, February 18, 2028, May 18, 2028, August 18, 2028, and November 18, 2028.

(12)

Performance Stock Units (“PSUs”) are awarded under the Issuer’s 2025 Long-Term Incentive Plan. These awards are considered “Full Value Awards” for purposes of the Company’s 2025 Long-Term Incentive Plan. The PSUs were effective on December 10, 2025 and will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(13)

Prior to the Issuer’s Business Combination, the fully-vested stock options represented the right to purchase 100,000 shares of Angel Legacy Class F Common Stock. Following the Issuer’s Business Combination, the fully-vested stock options converted into the right to purchase 535,046 shares of the Issuer’s Class B Common Stock.

(14)

Prior to the Business Combination, the fully-vested stock options represented the right to purchase 53,880 shares of Angel Legacy Class F Common Stock. Following the Issuer’s Business Combination, the fully-vested stock options converted into the right to purchase 288,282 shares of the Issuer’s Class B Common Stock. Twenty-five percent (25%) of these options vested on April 20, 2024, with the remaining options vesting in equal monthly installments through April 20, 2027.

(15)

Prior to the Business Combination, the PSOs represented the right to purchase 200,000 shares of Angel Legacy Class F Common Stock. Following the Issuer’s Business Combination, the PSOs converted into the right to purchase 1,070,092 shares of the Issuer’s Class B Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(16)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 22,924 shares of Angel Legacy Inc.’s Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 122,653 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(17)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 5,273 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 28,212 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(18)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 78,118 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 417,967 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(19)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 8,976 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 48,025 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(20)

Prior to the Business Combination, the PSOs represented the right to purchase 300,000 shares of Angel Legacy Class F Common Stock. Following the Issuer’s Business Combination, the PSOs converted into the right to purchase 1,605,138 shares of the Issuer’s Class B Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(21)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 3,477 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 18,603 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones..

(22)

RSUs are awarded under the Issuer’s 2025 Long-Term Incentive Plan. The RSUs were effective on November 18, 2025, with such RSUs vesting one-third at the close of business on November 18, 2026, and the remaining two-thirds vesting in eight quarterly installments following such anniversary with settlement of such RSUs occurring on the second trading day following the Company’s public release of quarterly earnings during the applicable quarter.

(23)

PSUs are awarded under the Issuer’s 2025 Long-Term Incentive Plan. These awards are considered “Full Value Awards” for purposes of the Company’s 2025 Long-Term Incentive Plan. The PSUs were effective on November 18, 2025 and will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(24)

Prior to the Issuer’s Business Combination, the fully-vested stock options represented the right to purchase 41,481 shares of Angel Legacy Class F Common Stock. Following the Issuer’s Business Combination, the fully-vested stock options converted into the right to purchase 221,942 shares of the Issuer’s Class B Common Stock.

(25)

Prior to the Business Combination, the fully-vested stock options represented the right to purchase 3,500 shares of Angel Legacy Class F Common Stock. Following the Issuer’s Business Combination, the fully-vested stock options converted into the right to purchase 18,726 shares of the Issuer’s Class B Common Stock. These are held by an immediate family member of Mr. Harmon sharing the same household. Mr. Harmon is thus deemed to hold an indirect pecuniary interest in these stock options exercisable for shares of Class B Common Stock.

(26)

Prior to the Business Combination, the fully-vested stock options represented the right to purchase 13,158 shares of Angel Legacy Class F Common Stock. Following the Issuer’s Business Combination, the fully-vested stock options converted into the right to purchase 70,401 shares of the Issuer’s Class B Common Stock.

(27)

Prior to the Business Combination, the stock options represented the right to purchase 7,000 shares of Angel Legacy Class F Common Stock. Following the Issuer’s Business Combination, the stock options converted into the right to purchase 37,453 shares of the Issuer’s Class B Common Stock. Twenty-five percent (25%) of these options vested on November 2, 2022, with the remaining options vesting in equal monthly installments through November 2, 2025.

(28)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 25,549 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 136,698 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(29)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 6,061 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 32,429 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(30)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 36,031 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 192,782 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(31)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 7,606 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 40,695 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(32)

Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 3,371 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 18,036 shares of the Issuer’s Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(33)

RSUs are awarded under the Issuer’s 2025 Long-Term Incentive Plan. The RSUs were effective on November 18, 2025, with such RSUs vesting one-third at the close of business on November 18, 2026, and the remaining two-thirds vesting in eight quarterly installments following such anniversary with settlement of such RSUs occurring on the second trading day following the Company’s public release of quarterly earnings during the applicable quarter.

(34)

PSUs are awarded under the Issuer’s 2025 Long-Term Incentive Plan. These awards are considered “Full Value Awards” for purposes of the Company’s 2025 Long-Term Incentive Plan. The PSUs were effective on November 18, 2025 and will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company we will be exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our chief executive officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Equity Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees and directors, and encourages them to devote their best efforts to our business and financial success. The principal features of our equity incentive plan are summarized below. The summary is qualified in its entirety by reference to the actual text of the plan, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

The 2025 Plan

Stock Options. The 2025 Plan allows for the grant of (“ISOs”) and (“NQOs”) under option agreements adopted by Compensation Committee. The Compensation Committee determines the exercise price, which generally cannot be less than 100% of the fair market value of the common stock on the date of grant (or 110% for certain 10% stockholders). Options vest according to the schedule set forth in the option agreement as determined by the Compensation Committee.

Tax Limitations on ISOs. The aggregate fair market value (determined at the time of grant) of stock with respect to ISOs that become exercisable for the first time by a participant in any calendar year may not exceed $100.00 thousand. Any options exceeding this limit are treated as NQOs. ISOs granted to 10% stockholders must have an exercise price of at least 110% of fair market value and a maximum term of five years.

Full Value Awards. The 2025 Plan provides for the grant of Full Value Awards (as defined in the 2025 Plan), which may include restricted stock, restricted stock units, or other stock-based awards as determined by the Compensation Committee. These awards may be subject to vesting, forfeiture, and other conditions, including requirements based on continued service or the achievement of performance goals set by the Compensation Committee. Unless otherwise specified in the award agreement, unvested Full Value Awards are generally forfeited upon termination of service.

Other Stock Awards. The Compensation Committee may grant other types of stock-based awards, with terms and conditions determined at its discretion.

Adjustments for Changes in Capital Structure. If there is a change in the company’s capital structure (such as a stock split, recapitalization, corporate transaction involving the Company or similar event), the Compensation Committee will adjust Awards (as defined in the 2025 Plan) to reflect the transactions, which may include (i) adjustment of the number and kind of shares which may be delivered under the plan, (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding options and (iv) any other adjustments that the Compensation Committee determines to be equitable.

Change in Control. Upon a change in control (as defined in the 2025 Plan), outstanding awards may be assumed, continued, or substituted by the acquiring or surviving entity. If not assumed or substituted, the Compensation Committee may provide for the cancellation of awards in exchange for cash or other consideration, or for awards to become fully vested or exercisable. The Plan defines a change in control to include certain acquisitions, mergers, asset sales, liquidations, or changes in board composition.

Transferability. Awards under the 2025 Plan are generally not transferable except by will or the laws of descent and distribution, unless otherwise permitted by the Compensation Committee.

Administration. The Plan is administered by the Compensation Committee appointed by the Board, which has broad authority to determine eligibility, grant awards, set terms, and interpret the 2025 Plan.

Tax Withholding. All distributions under the 2025 Plan are subject to applicable tax withholding, which may be satisfied by cash payment or by surrendering shares as permitted by the Compensation Committee.

Amendment and Termination. The Board may amend or terminate the 2025 Plan at any time, subject to certain limitations, including participant consent for adverse changes and stockholder approval for material revisions.

Rule 10b5-1 Plans

Our directors, officers and key employees may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess of material nonpublic information, subject to compliance with the terms of our Securities Trading Policy.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis (the “401(k) Plan”). 401(k) Plan participants are able to defer eligible compensation on a pre-tax or after tax (Roth) basis, subject to applicable annual Code limits. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2025.

			(c) Number of Securities Remaining
		(b) Weighted-Average	Remaining
	(a) Number of Securities	Exercise Price of	Available for Future
	to be	Outstanding Options,	Issuance Under
	Issued Upon Exercise of	Warrants and	Equity Compensation Plans
	Outstanding Options,	Rights	(Excluding Securities Reflected in
Plan Category	Warrants and Rights(2)	$(3)	Column (a))(4)
Equity compensation plans approved by security holders(1)	31,957,791	$3.63	15,501,429
Equity compensation plans not approved by security holders	—	—	—
Total	31,957,791	$3.63	15,501,429

(1)Includes the 2023 Angel Studios, Inc. Stock Incentive Plan, the 2014 Angel Studios, Inc. Stock Incentive Plan, the 2023 Angel Studios, Inc. Equity Performance Plan (together, the “Company Incentive Plans”) and the 2025 Plan. In connection with our Business Combination, we terminated the Company Incentive Plans as of the effective time of the merger and have granted no new awards thereunder; provided, that the options outstanding under the Company Incentive Plans remained subject to the terms of the Company Incentive Plans.

(2)Consists of (i) 64,286 shares to be issued upon exercise of outstanding options under the 2025 Plan as of December 31, 2025, and (ii) 31,893,505 shares to be issued upon exercise of outstanding options under the Company Incentive Plans as of December 31, 2025.

(3)RSUs and PSUs, which do not have an exercise price, are excluded from the calculation of weighted-average exercise price.

(4)Our 2025 Plan provides that the number of shares available for issuance under the 2025 Plan will be increased on the first day of each fiscal year in an amount equal to (i) three percent of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (ii) a lesser amount (including no increase) as determined by the committee of administrators of our 2025 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock as of March 23, 2026 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of Company stock;
●	each of our directors;
●	each of our named executive officers; and
●	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. The beneficial ownership percentages set forth in the table below are based on 112,643,299 shares of Class A Common Stock and 57,194,072 shares of Class B Common Stock issued and outstanding as of March 23, 2026.

Name and Address of Beneficial Owner	Shares of Class A Common Stock (4)		% of Class A Common Stock (2)	Shares of Class B Common Stock		% of Class B Common Stock (2)	% of Voting Power (3)
Directors and Named Executive Officers(1)
Neal Harmon	54,344	(5)	*	22,363,409	(10)	39.10%	32.68%
Jeffrey Harmon	345,425	(6)	*	22,259,910	(11)	38.92%	32.57%
Jordan Harmon	8,673		*	1,799,610	(12)	3.15%	2.63%
Paul Ahlstrom	2,168,042	(7)	1.92%	1,712	(13)	*	*
Katie Liljenquist	55,649		*	272,498	(14)	*	*
Mina Nguyen	5,296		*	294,275	(15)	*	*
Steve Sarowitz	709,266	(8)	*	-		*	*
Robert C. Gay	211,085	(9)	*	-		*	*
Benton Crane	205,296		*	367,202		*	*
All Company directors and named executive officers as a group (nine individuals) (19)	3,763,076		3.36%	47,358,616		82.14%	69.24%
5% Holders of Combined Company Common Stock
Entities affiliated with Stephen Oskoui 555 E. 5th Street #3127 Austin, TX 78701	19,571,156	(16)	17.37%	-		*	2.86%

*Less than 1%.

(1)Unless otherwise noted, the business address of each of the named executive officers and directors of the Company is 295 W Center St., Provo, UT 84601.

(2)Numbers and percentages in the table are based on 112,643,299 shares of Class A Common Stock outstanding and 57,194,072 shares of Class B Common Stock outstanding in each case as of March 23, 2025, for a total of 169,837,371 shares outstanding.

(3)Voting power is calculated as a total of votes per share divided by the total number of votes available. Class A Common Stock has one vote per share and Class B Common Stock has ten votes per share. Based on the total number of shares outstanding, there are a total of 684,584,019 votes available to be cast.

(4)Includes shares that the above individuals have the right to acquire within sixty days of March 23, 2026, as follows: Mr. Neal Harmon – 0; Mr. Jeffrey Harmon – 0; Mr. Jordan Harmon – 0; Mr. Ahlstrom – 2,648; Ms. Liljenquist – 2,648; Ms. Nguyen – 2,648; Mr. Sarowitz – 2,648; Mr. Gay – 5,296; Mr. Crane – 2,648; and all directors and executive officers as a group – 18,536.

(5)27,849 shares of Class A Common Stock are held by an immediate family member of Mr. Harmon sharing the same household. Mr. Harmon is thus deemed to hold an indirect pecuniary interest in these shares of Class A Common Stock.

(6)319,101 shares of Class A Common Stock are held by an immediate family member of Mr. Harmon sharing the same household. Mr. Harmon is thus deemed to hold an indirect pecuniary interest in these shares of Class A Common Stock.

(7)Includes 1,712 shares of Class A Common Stock held by NISI Publishing, LLC, of which Mr. Ahlstrom is the indirect controlling person.

(8)Includes 703,970 shares of Class A Common Stock held by 4S Unity Direct, LLC.  Mr. Sarowitz disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership.

(9)Includes 205,789 shares of Class A Common Stock held by KI 2025 Directs, LLC.  Mr. Gay disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership.

(10)Includes 330,276 shares of Class B Common Stock subject to stock options that are currently exercisable.

(11)Includes 348,522 shares of Class B Common Stock subject to stock options that are currently exercisable.

(12)Includes (i) 739,236 shares of Class B Common Stock subject to stock options that are currently exercisable, and (ii) 413,295 shares of Class B Common Stock subject to stock options that will be exercisable within sixty days of March 23, 2026.

(13)Includes 1,712 shares of Class B Common Stock held by NISI Publishing, LLC, of which Mr. Ahlstrom is the indirect controlling person.

(14)Includes 243,964 shares of Class B Common Stock subject to stock options that are currently exercisable.

(15)Includes 294,275 shares of Class B Common Stock subject to stock options that are currently exercisable.

(16)Includes (i) 19,459,882 shares of Class A Common Stock by Gigafund 1, LP, and (ii) 111,274 shares of Class A Common Stock by Stephen Oskoui. Gigafund 1 GP, LP is the general partner of Gigafund 1, LP.  Mr. Oskoui has shared control over all voting and investments decisions with respect to securities held by Gigafund 1, LP and Gigafund 1 GP, LP. Accordingly, Mr. Nosek and Mr. Oskoui may each be deemed to beneficially own Class A Common Stock directly held by Gigafund 1, LP. The principal address of Mr. Oskoui is 555 E. 5th Street #3127 Austin, TX 78701.

RELATED PARTY TRANSACTIONS

The following includes a summary of transactions that have occurred since the beginning of the Company’s last fiscal year and any currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons, each of whom we refer to as a “related party,” had or will have a direct or indirect material interest.

Promotion and Marketing Services Agreement with HB LLC

On July 23, 2021, the Company entered into a Promotion and Marketing Services Agreement (the “HB Marketing Agreement”) with HB LLC, in which Neal Harmon, Jeffrey Harmon and Benton Crane own a majority interest. Fees payable to HB LLC are paid as promotion and marketing for services performed by HB LLC, are billed upon completion of the services and are calculated based on hourly rates agreed upon between HB LLC and the Company that are comparable to those charged by HB LLC to other non-related customers.

For the promotion and marketing services provided by HB LLC pursuant to the HB Marketing Agreement, during the fiscal year ended December 31, 2024, the Company paid HB LLC $0.5 million. During the fiscal year ended December 31, 2025, the Company paid HB LLC $0.6 million. In February 2025, the Company entered into a non-binding term sheet to acquire HB LLC for stock consideration based on a valuation of up to $6.3 million.

Black Autumn

Benton Crane, a member of the Board, is an executive producer and Chairman of the Black Autumn Show, Inc. (“Black Autumn”) board of directors and is also a part-owner in Black Autumn, both through direct ownership as well as his ownership in 10 Ton Productions, which owns a portion of Black Autumn. In April 2025, the Company entered into a non-binding term sheet to acquire Black Autumn, including its Homestead film, television series and related assets, for stock consideration based on a valuation of up to $28.2 million.

On November 14, 2025, the Company entered into an Agreement and Plan of Merger (“Homestead Merger Agreement”), by and among the Company, Angel Black Autumn Merger Sub, Inc., a Delaware Corporation and wholly-owned subsidiary of the Company, Black Autumn Show, Inc., a Delaware Corporation (“Homestead”) and the Stockholder Representative (as defined in the Black Autumn Merger Agreement), pursuant to which we will acquire directly or indirectly all of the equity interests of Black Autumn, which owns the rights to the Homestead movie and series. Under the terms of the Homestead Merger Agreement, if the merger is completed, at the effective time of the merger, the following consideration will be payable: at the effective time, each holder of issued and outstanding shares of Black Autumn Stock will be entitled to receive (a) that number of shares of our Class A Common Stock equal to (i)(A) the Homestead Per Share Merger Consideration multiplied by (B) the number of shares Homestead Stock held by such holder as of immediately prior to the Effective Time, divided by (ii) $6.13, plus (b) such holder’s Homestead Pro Rata Share of the Homestead Royalty Shares. All capitalized terms used in this paragraph are used as defined in the Homestead Merger Agreement, which is filed as Exhibit 10.16 to our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 12, 2026.

In the ordinary course of business, Black Autumn and Angel Studios Licensing, LLC, a subsidiary of the Company, are party to that certain Content Distribution Agreement, dated May 2, 2023, entered into in the ordinary course of business, pursuant to which the Company was granted the right to distribute content from Black Autumn’s Homestead television series, pursuant to which the Company paid Black Autumn $0.2 million during the year ended December 31, 2024 and $6.5 million during the year ended December 31, 2025.

TTS

In July 2022, the Company purchased an 8% interest in Tuttle Twins Show, LLC (“TTS”) for $1.70 million. Daniel Harmon, brother of Neal, Jordan and Jeffrey Harmon, is the President and a manager of TTS, and Benton Crane is an executive producer and manager of TTS. Additionally, the Company’s CEO, Neal Harmon, President, Jordan Harmon, certain family members of the Company’s directors and officers, and certain affiliated entities of the Company, including Harmon Brothers, LLC and VAS Portal, LLC, own TTS Units. According to TTS latest SEC Filing on Form C-AR, Daniel Harmon owns 24.72% of the outstanding voting equity of TTS. TTS is a family show that teaches principles of freedom, economics and constitutional values, which the Company streams on its platform. In August 2023, the Company entered into negotiations to acquire TTS in full. While negotiations are ongoing, the Company committed to funding the operations of TTS through the entirety of season four, with a maximum commitment of $9.50 million. If the acquisition of TTS by the Company is not consummated, any amount of operational funding contributed by the Company to TTS after the consummation of the TTS Merger will be converted into TTS Preferred Units at $1.16 per share. The Company has provided $9.3 million to TTS as of December 31, 2025.

In the ordinary course of business, TTS and Angel Studios Licensing, LLC, a subsidiary of the Company, are party to that certain Content Distribution Agreement, dated July 2, 2022, pursuant to which the Company was granted the right to distribute content from TTS’ Tuttle Twins television series, entered into in the ordinary course of business, pursuant to which the Company paid TTS $4.4 million during the year ended December 31, 2024 and $3.9 million during the year ended December 31, 2025. During the years ended December 31, 2024 and 2025, total payments, including royalties paid to TTS, were $4.4 million and $3.9 million, respectively. During the year ended December 31, 2024, total revenues recognized by the Company from TTS was $3.3 million and during the year ended December 31, 2025, total revenues recognized by the Company from TTS was $5.5 million.

On November 14, 2025, we entered into an agreement and plan of merger (“TTS Merger Agreement”) pursuant to which we will acquire directly or indirectly all of the equity interests of TTS, which owns the rights to the Tuttle Twins series. Under the terms of the TTS Merger Agreement, if the merger is completed, at the effective time of the merger, the following consideration will be payable: at the Effective Time, all of the issued and outstanding common units of membership interests of TTS (the “TTS Common Units”) and preferred units of membership interests of TTS (the “TTS Preferred Units,” and, together with the TTS Common Units, the “TTS Units”) will be cancelled and extinguished and converted automatically into the right to receive the TTS Merger Consideration, consisting of, as applicable, (a) for TTS Investors, an amount in cash equal to the TTS Investor Per Unit Cash Consideration and a number of shares of the Company’s Class A Common Stock equal to the TTS Investor Per Unit Stock Consideration, (b) for TTS Key Operators, a number of shares of Company Class A Common Stock equal to the TTS Key Operator Per Unit Stock Consideration. All capitalized terms used in this paragraph are used as defined in the TTS Merger Agreement, which is filed as Exhibit 10.15 to our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 12, 2026.

Loan Agreement

On February 23, 2024, the Company entered into a revolving P&A loan agreement (the “P&A Loan Agreement,” as amended by the first amendment to the P&A Loan Agreement, dated as of December 1, 2024, the “P&A Loan Agreement Amendment,” together with the P&A Loan Agreement, the “Amended P&A Loan Agreement”) with Angel P&A, LLC, a Delaware limited liability company (“Angel P&A”). At the time of execution of the Amended P&A Loan Agreement, Angel P&A was 100% owned by Patrick Reilly, who served as the Company’s Chief Financial Officer at such time and currently serves as its Senior Vice President of Finance, along with two other current employees of the Company.

Angel P&A was set up for the specific purpose of raising up to $15.00 million in P&A funds for the Company to use for upcoming theatrical releases, in exchange for revenue participation rights of the films. The revenue participation rights allow Angel P&A the right to receive an amount not to exceed 115% (initial investment plus a 10%-15% return, which depends on the term of the loan) of their invested amount. Angel P&A has priority on the: (i) cash receipts to the Company of the particular film they invested in and shall be paid in full before any other claims, with the exception of P&A funds raised pursuant to Regulation A offerings under Section 3(b) of the Securities Act (if any) which would take first priority and (ii) proceeds from all other films, net of our contractual payment obligations associated with such license or other agreements.

An initial draw of $10.00 million took place in March 2024 and was paid back in June 2024 along with a 10% return. A draw of $2.00 million was made in July 2024 and paid back in September 2024 along with a 10% return. Draws totaling $8.00 million were made in December 2024, with payment of principal and related interest due in 2025. Once Angel P&A receives the repayment on these notes, the interest portion will be distributed to the institutional investors and the original investment can either remain at Angel P&A (up to $5.00 million) for additional P&A loans needed by the Company or be returned to the institutional investors until the Company has further need of the funds. The commitment period between Angel P&A and the Company, and between Angel P&A and the investors, lasts through February 2027. Angel P&A has no employees and is not anticipated to incur any operating expenses. As of December 31, 2025 and December 31, 2024, $53.5 million and $8.2 million, respectively, of notes payable and related interest was due to Angel P&A. No current employees of the Company receive any compensation or remuneration from Angel P&A.

The foregoing description of the Amended P&A Loan Agreement is a summary of the P&A Loan Agreement and the P&A Loan Agreement Amendment, copies of which were filed with the Company’s Annual Report on Form 10-K on March 28, 2025, as Exhibit 10.11 and Exhibit 10.12, respectively, and the terms of which are incorporated by reference herein.

Director and Officer Indemnification

The Company’s certificate of incorporation provides that the Company, to the fullest extent permitted by applicable law, shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, including service with respect to an employee benefit plan (an “indemnitee”), the Company shall to the fullest extent, permitted by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.

The Company has adopted a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors and officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Registration Rights Agreement

The Business Combination Merger Agreement contemplated that, at the closing of the Business Combination, the Company, the Sponsor, certain former stockholders of the Company and certain third-party Southport investors would enter into that certain Registration Rights Agreement, pursuant to which the Company would agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock that are held by the parties thereto from time to time. The Registration Rights Agreement amends and restates the original registration rights agreement entered into by Southport and the Sponsor, which terminated at the Closing. Pursuant to the Registration Rights Agreement, the stockholder parties have customary registration rights, including shelf, demand and piggy-back rights, subject to cooperation and cut-back provisions, with respect to the shares of Common Stock held by such parties following the consummation of the Business Combination.

The foregoing description is qualified in its entirety to the full text of the Registration Rights Agreement, a form of which is filed as Exhibit 10.1 to our Registration Statement on Form S-1 filed with the SEC on September 16, 2025, and is incorporated herein by reference.

Lock-Up Agreement

The Business Combination Merger Agreement contemplated that, at the closing of the Business Combination, the Company, the Sponsor and certain of the former stockholders of the Company would enter into a Lock-Up Agreement (the “Lock-Up Agreement”), pursuant to which the parties thereto will agree to restrictions on transfer for up to one year following the Business Combination Closing Date with respect to the Lock-Up Shares (as defined in the Lock-Up Agreement), which lock-up, subject to certain exceptions, will end on the earlier of (i) the date that is one year after the Business Combination Closing Date and (ii) (a) for 33% of the [Lock-Up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the last reported sale price of Common Stock equals or exceeds $12.50 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Business Combination Closing Date and (b) for an additional 50% of the Lock-Up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the last reported sale price of the Common Stock equals or exceeds $15.00 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Business Combination Closing Date. The Lock-Up Agreement superseded the lock-up provisions set forth in (i) Section 7 of that certain letter agreement, dated as of December 9, 2021, by and among Southport, the Sponsor and the other signatories thereto and (ii) Section 5 of that certain letter agreement, dated as of January 6, 2022, by and among Southport and the other signatories thereto, which provisions are of no further force or effect as of the closing of the Business Combination.

Policies and Procedures for Related Party Transactions

The Company adopted a formal written related-party transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of this policy only, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) involving an amount that exceeds $120,000 in which the Company is a participant and in which a “related-party” has a material interest. Transactions involving compensation for services provided to the Company as an employee, consultant or director are not considered related-party transactions under this policy. A related party is any executive officer, director, nominee to become a director or a beneficial owner of more than 5% of Common Stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-party transaction, management must present information regarding the proposed related-party transaction to the Company’s Audit Committee (or, where review by the Company’s Audit Committee would be inappropriate, to another independent body of the Board) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related parties, the purpose of the transaction, the material facts, the benefits of the transaction to the Company and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-party transactions in advance, the Company will rely on information supplied by its executive officers, directors and certain significant stockholders. In evaluating related-party transactions, the Company’s Audit Committee or another independent body of the Board will consider the relevant available facts and circumstances, including, but not limited to:

●	the risks, costs and benefits to the Company;
●	the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated;
●	the terms of the transaction;
●	the availability of other sources for comparable services or products; and
●	the terms available to or from, as the case may be, unrelated third parties.

OTHER MATTERS

Stockholder Proposals or Director Nominations for 2027 Annual Meeting

If a stockholder would like us to consider including a proposal in our proxy statement for our 2027 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 10, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Angel Studios, Inc.

Attention: Corporate Secretary

295 W Center Street

Provo, Utah 84601

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2027 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

●	no earlier than 11:59 p.m. Mountain time, on January 21, 2027; and
●	no later than 11:59 p.m. Mountain time, on February 20, 2027.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

If a stockholder intend to present a nomination for director at our 2027 annual meeting pursuant to the proxy access provisions in our bylaws, the notice of proxy access nomination must be delivered to our corporate secretary, at our principal executive offices:

●	no earlier than 11:59 p.m. Mountain time, on November 9, 2026; and
●	no later than 11:59 p.m. Mountain time, on December 9, 2026.

In addition to satisfying the requirements of our amended and restated bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act by no later than March 22, 2027.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2025, all directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them on a timely basis, with the following exceptions: (a) a late Form 3 was filed on November 7, 2025 on behalf of Benton Crane, who became a director on October 23, 2025, due to a delay in obtaining EDGAR filer codes for the reporter following their appointment to their role, (b) a late Form 3 was filed on October 9, 2025 on behalf of Glen Nickle, who became an executive officer on September 9, 2025, due to administrative error, and (c) a late Form 4 was filed on November 7, 2025 on behalf of Benton Crane regarding a transaction taking place on October 23, 2025, due to a delay in obtaining EDGAR filer codes for the reporter following their appointment to their role.

2025 Annual Report

Our financial statements for our fiscal year ended December 31, 2025 are included in our annual report, which we will make available to stockholders at the same time as this Proxy Statement. Our proxy materials and our annual report are posted on our website at https://ir.angel.comand are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Angel Studios, Inc., 295 W Center Street, Provo, Utah 84601, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

* * *

Our board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in this Proxy Statement will have discretion to vote the shares of our Class A Common Stock and Class B Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Provo, Utah

April 8, 2026

The Nuvo Group Date: 4/7/2026 10:45 Document: Angel Studios, Inc. Proxy Card Job: #205042 Revision No: 3 ▼ FOLD HERE◦DO NOT SEPARATE◦INSERT IN THE ENVELOPE PROVIDED ▼ ANGEL STUDIOS, INC. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE. 2026 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet – QUICK ★★★ EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail PROXY CARD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANGEL STUDIOS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON MAY 21, 2026 The undersigned hereby appoints Neal Harmon, Scott Klossner, and Glen Nickle, or any one of them, which we refer to together as the “Proxies”, and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote, which we refer to as the “Shares”, at the Annual Meeting of the Stockholders of Angel Studios, Inc., a Delaware corporation, to be held virtually on May 21, 2026 at 11 a.m. Mountain Time at https://event.accessnewswire.com/angx-2025 or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. The undersigned acknowledges receipt of the accompanying joint proxy statement/prospectus and revokes all prior proxies for said annual meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated, and signed on the other side) Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 20, 2026. INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. VOTE AT THE MEETING If you plan to attend the virtual online Annual Meeting, visit: https://event.accessnewswire.com/angx-2025 MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▼ FOLD HERE◦DO NOT SEPARATE◦INSERT IN THE ENVELOPE PROVIDED ▼ The Nuvo Group Date: 4/7/2026 10:45 Document: Angel Studios, Inc. Proxy Card Job: #205042 Revision No: 3 Signature Signature, ifheld jointly Date_______________________, 2026 Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. 2026 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held virtually on May 21, 2026 The Notice of Annual Meeting of the Stockholders and the accompanying Joint Proxy Statement/Prospectus are available at: https://event.accessnewswire.com/angx-2025 PROXY CARD THE BOARD OF DIRECTORS OF ANGEL STUDIOS, INC. RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1 AND 2. Proposal No. 1. — ELECTION OF DIRECTORS — The Board of Directors recommends a vote "FOR ALL" of the following nominees to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified: (1) Neal Harmon (2) Steve Sarowitz (3) Robert C. Gay (4) Benton Crane (5) Katie Liljenquist To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below: Proposal No. 2. — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNT FIRM — To ratify the appointment of Tanner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board of Directors recommends a vote "FOR" this proposal: CONTROL NUMBER FOR ALL WITHOLD ALL FOR ALL EXCEPT FOR AGAINST ABSTAIN Please mark your vote like this